Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 15% SALES INCREASE WITH EPS OF $0.26 vs. $0.25 FOR FOURTH QUARTER

• 4th QTR FY14 EPS INCLUDES $0.02 OF ACQUISITION AND OTHER CHARGES

• REPORTED RECORD FULL YEAR FY14 SALES AND EPS

LITTLE FALLS, New Jersey (September 29, 2014) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported net income of $10,705,000, or $0.26 per diluted share, on a 15% increase in sales to a record $131,377,000 for the fourth quarter ended July 31, 2014, inclusive of $0.02 for charges related to acquisition and CFO retirement costs.  This compares with net income of $10,213,000, or $0.25 per diluted share, on sales of $113,973,000 for the fourth quarter ended July 31, 2013.

For the full fiscal year ended July 31, 2014, the Company reported record net income of $43,265,000 or $1.04 per diluted share, on a 15% increase in sales to a record $488,749,000, inclusive of $0.03 for charges related to acquisition and CFO retirement costs.  This compares with net income of $39,239,000 or $0.95 per diluted share, on sales of $425,026,000 for the fiscal year ended July 31, 2013, inclusive of $0.01 in net favorable adjustments related to acquisition accounting partially offset by severance and recruiting costs.

Andrew Krakauer, Cantel Medical’s President and CEO, stated, “We are pleased to have delivered record sales and strong earnings performance again this quarter.  We achieved significant revenue growth in our three major business segments — Endoscopy, Water Purification and Filtration, and Healthcare Disposables. All three business units have greatly benefited from further investments in new product development, sales and marketing programs and the integration of recent acquisitions for this quarter and for the full year. Most importantly this quarter, we had strong organic sales growth of 13%, and have exceeded 10% organic growth for the past five consecutive quarters.”

Krakauer added, “Our Medivators Endoscopy business led sales growth for the company this quarter with a year-over-year increase of 23%, of which 20% was organic. This unit achieved record sales for the fourth consecutive quarter with double digit growth in all product categories. Further, we were pleased to have announced on July 1, that Cantel acquired PuriCore International Limited, which is now called Cantel Medical (UK) Limited. The addition of this United Kingdom-based company further enhances Cantel’s global leadership in the automated endoscope reprocessor and related chemistries business.

Our Mar Cor Water Purification and Filtration unit continued its excellent performance as it has all fiscal year with sales growth this quarter of 14%, of which 11% was organic. Sales growth in this segment was led by increased shipments of central and portable water purification equipment. In our Crosstex Healthcare Disposables segment, sales grew 6% for the quarter, all of which was organic.

We are optimistic about Cantel’s prospects to grow sales and increase profits in fiscal year 2015. We expect to benefit from our significant prior and ongoing investments in sales and marketing, continued progress with new products, as well as from recent and future acquisitions.”

The Company further reported that its balance sheet at July 31, 2014 included current assets of $163,909,000, including cash of $31,781,000, a current ratio of 2.5:1, gross debt of $80,500,000 and stockholders’ equity of $365,246,000. Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash flow and EBITDAS. For the full fiscal year 2014, EBITDAS grew by 13.5% to $95,724,000. Despite borrowing $28 million to fund the acquisition of PuriCore in June, our net debt position since the third quarter increased only about $9 million to $48,719,000.”

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention and control products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives.  Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products, and specialty packaging for infectious and biological specimens. Additionally, we provide technical service for our products.

The Company will hold a conference call to discuss the results for the fourth quarter and full fiscal year ended July 31, 2014 on Monday, September 29, 2014 at 11:00 AM Eastern time. To participate in the conference call, dial (877) 407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Monday, September 29, 2014 at 2:00 PM through midnight on November 29, 2014 by dialing (877) 660-6853 and using conference ID # 13590980.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=173195. A replay of the webcast will be available for 90 days on PrecisionIR and via the investor relations page of the Cantel website.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2014	2013	2014	2013

Net sales	$131,377	$113,973	$488,749	$425,026

Cost of sales	74,330	64,859	275,450	241,550

Gross profit	57,047	49,114	213,299	183,476

Expenses:
Selling	18,146	15,554	66,519	57,786
General and administrative	17,890	14,986	65,039	53,182
Research and development	3,430	2,444	10,813	9,320
Total operating expenses	39,466	32,984	142,371	120,288

Income before interest and income taxes	17,581	16,130	70,928	63,188

Interest expense	526	709	2,380	2,895
Interest income	(18)	(16)	(63)	(61)

Income before income taxes	17,073	15,437	68,611	60,354

Income taxes	6,368	5,224	25,346	21,115

Net income	$10,705	$10,213	$43,265	$39,239

Earnings per common share - diluted	$0.26	$0.25	$1.04	$0.95

Dividends per common share	$0.05	$0.04	$0.09	$0.07

Weighted average shares - diluted	41,513	41,296	41,470	41,197

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 31,	July 31,
	2014	2013
Assets
Current assets	$163,909	$150,660
Property and equipment, net	52,718	46,465
Intangible assets, net	82,952	75,929
Goodwill	231,647	211,618
Other assets	4,919	2,999
	$536,145	$487,671

Liabilities and stockholders’ equity
Current portion of long-term debt	$—	$10,000
Other current liabilities	66,499	49,151
Long-term debt	80,500	85,000
Other long-term liabilities	23,900	22,388
Stockholders’ equity	365,246	321,132
	$536,145	$487,671

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

(unaudited)

The reconciliation of EBITDAS with net income for the three and twelve months ended July 31, 2014 and 2013, respectively, is as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2014	2013	2014	2013

Net income	$10,705	$10,213	$43,265	$39,239

Income taxes	6,368	5,224	25,346	21,115
Interest expense	526	709	2,380	2,895
Interest income	(18)	(16)	(63)	(61)
Depreciation	2,173	1,822	8,245	7,202
Amortization	2,759	2,623	10,641	10,061
Loss on disposal of fixed assets	199	60	501	184

EBITDA	22,712	20,635	90,315	80,635

Stock-based compensation expense	1,431	927	5,409	3,733

EBITDAS	$24,143	$21,562	$95,724	$84,368

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.